Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
Director of Marketing
(631)537-1001, ext. 263

BRIDGE BANCORP, INC. CONTINUES EARNINGS TREND
Net Income for the first six months rises 21.7%

(Bridgehampton, NY — July 16, 2003) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the second quarter of 2003. Net income for the six months ended June 30, 2003, increased 21.7% totaling $5,013,000 compared to earnings of $4,121,000 for the same period last year. Diluted earnings per share for the first six months of 2003 increased 23.5% over the same period last year to $1.21 from $0.98. Net income for the three months ended June 30, 2003 increased to $2,475,000 or $0.60 per diluted share from $2,114,000 or $0.50 per diluted share for the three months ended June 30, 2002.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results. “We continue to experience strong growth in our core business with increases in total loans and deposits of 12.9% and 12.4%, respectively, over June 30, 2002. Deposits totaled $449,811,000 at June 30, 2003, compared to $400,144,000 at June 30, 2002; reflecting a 15.5% increase in demand deposits and an 11.0% increase in interest bearing deposits. Total loans were $262,724,000 at June 30, 2003, increasing from $232,784,000 at the same date last year. Securities available for sale increased 35.2% to $205,029,000 at June 30, 2003, from $151,664,000 at June 30, 2002. Assets totaled $507,704,000 at June 30, 2003, a 15.5% increase over total assets of $439,775,000 at June 30, 2002. Total stockholders’ equity increased 21.6% to $43,509,000 at June 30, 2003 from $35,786,000 at June 30, 2002.”

Tobin continued, “We remain cognizant of our growth levels and the long-term effects of adding assets to our balance sheet in the current rate environment. The pressure the banking industry is experiencing on the net interest margin is impacting our Company as well. Our net interest margin declined to 5.3% from 5.5% for the first six months of 2003 compared to the twelve months ended December 31, 2002. Accelerated prepayments on mortgage-backed securities and loans with the proceeds being reinvested at lower current market yields have contributed to the lower net interest margin. Our Company sold approximately $22,094,000 in securities during the second quarter and approximately $42,538,000 during the first six months of 2003. The sales

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have been concentrated in higher coupon mortgage-backed securities that were experiencing rapid prepayment of principal. The Company’s net income for the second quarter and first six months of 2003 has benefitted from the gains on the sale of these securities, net of taxes, by $354,000 and $755,000, respectively. As long as low interest rates are sustained, we expect continued downward pressure on future earnings caused by margin compression.

“We will remain focused on our strategies without taking undue risks by extending our asset maturities to chase yield, or by compromising credit quality to record higher yielding assets. Our analysis of credit risk remains strong. Maintaining our efficiency remains a priority while continuing to grow our markets and product offerings.”

Founded in 1910, Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island. The Bank operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing, Sag Harbor, Southampton, Southampton Village and Southold.

The Bridgehampton National Bank, which is locally directed and managed maintains a policy of community involvement through programs and initiatives that enhance the environment and quality of life on the East End. The Bank is a member of the Federal Deposit Insurance Corporation. Bridgehampton National Bank is an Equal Housing Lender and an Equal Opportunity Employer.

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Unaudited Condensed Consolidated Statements of Condition
(In thousands)

                                                                                 June 30,       December 31,              June 30,
                                                                                     2003               2002                  2002
                                                                     --------------------------------------------------------------
  ASSETS
  Cash and cash equivalents                                                      $ 20,803           $ 10,807              $ 35,224
  Investment in debt and equity securities, net:
  Securities available for sale, at fair value                                    205,029            182,416               151,664
  Securities held to maturity                                                       6,713             11,023                 9,759
  Loans                                                                           262,724            248,388               232,784
  Less:  Allowance for loan losses                                                 (2,175)            (2,294)               (2,364)
  Loans, net                                                                      260,549            246,094               230,420
  Banking premises and equipment, net                                               9,519              9,827                 8,691
  Accrued interest receivable and other assets                                      5,091              3,819                 4,017
                                                                     --------------------------------------------------------------
             Total Assets                                                        $507,704           $463,986              $439,775
                                                                     ==============================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Demand deposits                                                                $146,089           $125,560              $126,454
  Savings, N.O.W. and money market deposits                                       242,932            218,016               218,993
  Certificates of deposit of $100,000 or more and other time deposits              60,790             62,833                54,697
  Overnight borrowings                                                             10,500             12,300                     0
  Other liabilities and accrued expenses                                            3,884              5,306                 3,845
  Total Stockholders' Equity                                                       43,509             39,971                35,786
                                                                     --------------------------------------------------------------
  Total Liabilities and Stockholders' Equity                                     $507,704           $463,986              $439,775
                                                                     ==============================================================

BRIDGE BANCORP, INC. AND SUBSIDIARY
Unaudited Condensed Consolidated Statements of  Income
(In  thousands)
                                                                              3 months ended June 30,                  6 months ended June 30,
                                                                     ---------------------------------------- -----------------------------------------
                                                                                     2003               2002                  2003                2002
                                                                     ---------------------------------------- -----------------------------------------
Interest income                                                                    $6,222             $6,413               $12,790             $12,837
Interest expense                                                                      715              1,143                 1,484               2,324
                                                                     ---------------------------------------- -----------------------------------------
Net interest income                                                                 5,507              5,270                11,306              10,513
Provision for loan losses                                                               -                 60                     -                 120
                                                                     ---------------------------------------- -----------------------------------------
Net interest income after  provision for loan losses                                5,507              5,210                11,306              10,393

Other income                                                                          971                839                 1,819               1,524
Net security gains                                                                    566                  -                 1,200                   -
Other expenses                                                                      3,147              2,847                 6,436               5,679
                                                                     ---------------------------------------- -----------------------------------------
Income before income taxes                                                          3,897              3,202                 7,889               6,238
                                                                     ---------------------------------------- -----------------------------------------
Provision for income taxes                                                          1,422              1,088                 2,876               2,117
                                                                     ---------------------------------------- -----------------------------------------
Net income                                                                         $2,475             $2,114               $ 5,013             $ 4,121
                                                                     ======================================== =========================================
Basic earnings per share                                                           $ 0.60             $ 0.51               $  1.22             $  1.00
                                                                     ======================================== =========================================
Diluted earnings per share                                                         $ 0.60             $ 0.50               $  1.21             $  0.98
                                                                     ======================================== =========================================